UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

BENCHMARK ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-10560	74-2211011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 South Rockford Drive
Tempe, Arizona		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 25, 2022. All proposals were approved. The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

1) The nominees for election to the Board of Directors were elected to serve and will hold office until the Company's 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified based on the following votes:

Name	For	Against	Abstain	Non-Vote
David W. Scheible	30,679,185	738,707	18,319	1,427,574
Anne De Greef-Safft	30,862,813	563,205	10,193	1,427,574
Douglas G. Duncan	29,971,235	1,260,007	204,969	1,427,574
Robert K. Gifford	31,182,892	235,201	18,118	1,427,574
Ramesh Gopalakrishnan	31,352,999	75,834	7,378	1,427,574
Kenneth T. Lamneck	30,888,907	539,702	7,602	1,427,574
Jeffrey S. McCreary	30,714,911	713,163	8,137	1,427,574
Lynn A. Wentworth	31,347,669	81,536	7,006	1,427,574
Jeffrey W. Benck	31,386,064	42,521	7,626	1,427,574

2) To provide an advisory vote on the compensation of the Company's named executive officers was approved based on the following votes:

For	Against	Abstain	Non-Vote
30,872,460	551,001	12,750	1,427,574

3) The proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2022 was approved based on the following votes:

For	Against	Abstain	Non-Vote
32,184,079	664,292	15,415	-

4) The proposal to amend the 2019 Omnibus Incentive Compensation Plan was approved based on the following votes:

For	Against	Abstain	Non-Vote
30,456,522	967,854	11,835	1,427,574

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date:	May 27, 2022	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq. Senior Vice President, General Counsel and Chief Legal Officer